AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

                  THIS AMENDMENT NO. 1 to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 22, 2013, by and among YRC Worldwide Inc. (the “Company”) and each entity or account listed on Annex I thereto (each a “Buyer,” and solely for ease of reference, collectively, the “Buyers”) is made by and among the Company and the Buyers listed on Annex I hereto as of this 27th day of January, 2014 (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

                  In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.

Amendments. The Stock Purchase Agreement is hereby modified and amended as set forth below:

 Section 3(ll) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

“(ll)

Extension Agreement. A correct and complete copy of the Extension Agreement (as defined in this Amendment) has been provided to the Buyers and, as of the Closing Date, such Extension Agreement has not been amended in any manner affecting any of the conditions to the effectiveness thereof.”

Section 6(b) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(i) the condition set forth in paragraph (a) of Section 12 of the Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, as approved for presentation to the "two-man committee" by the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (the “TNFINC”) on January 17, 2014, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc. and USF Reddaway and the TNFINC (the “Extension Agreement”) (relating to the requirement to obtain the affirmative vote of 50% plus one of the bargaining unit employees in favor of the adoption of the Extension Agreement) shall have been satisfied, (ii) the TNFINC shall have notified the Company in writing that it is satisfied with the final terms and conditions of the provisions of the transactions contemplated in paragraphs (b) and (c) of Section 12 of the Extension Agreement and the efforts with respect to paragraph (c) of Section 12 of the Extension Agreement and (iii) there is not in effect any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction by any court or governmental, regulatory or administrative agency or instrumentality preventing or seeking to prevent the effectiveness of the Extension Agreement.”

2.

No Other Amendments, etc. Except as provided in this Amendment, the Stock Purchase Agreement shall remain unmodified and in full force and effect, and the execution of this Amendment is not a waiver by the Company or the Buyers of any of the terms or provisions of the Stock Purchase Agreement  and each party reserves any and all other rights and remedies available to it under the Stock Purchase Agreement. All reference in and to the Stock Purchase Agreement (including any annexes, exhibits or schedules thereto) shall be deemed to be references to the Stock Purchase Agreement as amended by this Amendment.

3.

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.

Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

5.

Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

6.

Severability. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.

No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Company and each Buyer has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

YRC WORLDWIDE INC.

By:

___________________

Name:

Title:

IN WITNESS WHEREOF, the Company and each Buyer has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

Avenue Capital Management II, L.P.,

Solely in its capacity as Investment Advisor

By: Avenue Capital Management II, GenPar, LLC, its General Partner

Signed: ___________________________________

By:

Title:

Avenue International Master, L.P.

By: Avenue International Master GenPar, Ltd., its General Partner

__________________________________________

Name:

Title:

Avenue Investments, L.P.

By: Avenue Partners, LLC, its General Partner

__________________________________________

Name:

Title:

Avenue Special Situations Fund VI (Master), L.P.

By: Avenue Capital Partners VI, LLC, General Partner

By: GL Partners VI, LLC, its Managing Member

_________________________________________

Name:

Title:

Avenue Special Opportunities Fund I, L.P.

By:  Avenue SO Capital Partners I, LLC, General Partner
By:  GL SO Partners I, LLC, its Managing Member

__________________________________________

Name:
Title:

MANAGED ACCOUNTS MASTER FUND SERVICES - MAP10,  a Sub Trust of Managed Accounts Master Fund Services

By:  Avenue Capital Management II, L.P., its Investment Manager
By:  Avenue Capital Management II GenPar, LLC, its General Partner

By: __________________________________________
Name:
Title: